hyf-10f3
     For period ending (a) December 31, 1995
     File Number (c) 811-2896



                          SUB-ITEM 77O
          Transactions Effected Pursuant to Rule 10f-3

     1.   Name of Issuer:
          Wireless One

     2.   Date of Purchases:
          10/24/95

     3.   Face Amounts Purchased:
          $40,000

     4.   Dollar Amounts of Purchases:
          $3,949,600

     5.   Price Per Unit:
          $98.74

     6.   Name(s) of Underwriter(s)
          or Dealer(s) from whom Purchased:
          Bankers Trust

     7.   Other Underwriters in Syndicate:

          BT Securities Corporation
          Gerard Klauer Mattison & Co., LLC
          Prudential Securities Incorporated
For period ending (a) December 31, 1995
File Number (c) 811-2896



                          SUB-ITEM 77O
          Transactions Effected Pursuant to Rule 10f-3

     1.   Name of Issuer:
          Clearnet Communications Inc.

     2.   Date of Purchases:
          12/11/95

     3.   Face Amounts Purchased:
          $126,507

     4.   Dollar Amounts of Purchases:
          $6,200,000

     5.   Price Per Unit:
          $49.009

     6.   Name(s) of Underwriter(s)
          or Dealer(s) from whom Purchased:
          Morgan Stanley & Co. Incorporated

     7.   Other Underwriters in Syndicate:

          Merrill Lynch & Co.
          Prudential Securities Incorporated
          PaineWebber Incorporated
          CIBC Wood Gundy Securities Corp.